As filed with the Securities and Exchange Commission on December 23, 2009
Registration No. 333-156705

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1 to
FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Ensco International plc
(Exact name of registrant as specified in its charter)

England and Wales	98-0635229
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)
ENSCO House
Badentoy Avenue
Badentoy Industrial Estate
Aberdeen
AB12 4YB
Scotland
+44 (1224) 780 400
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
CARY A. MOOMJIAN, JR.
Vice President, General Counsel and Secretary
500 North Akard Street
Suite 4300
Dallas, Texas 75201-3331
(214) 397-3000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:
Alan Harvey
Baker & McKenzie LLP
2001 Ross Avenue, Suite 2300
Dallas, Texas 75201
(214) 978-3000
Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☑
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definition of “accelerated filer,” “large accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check One):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

Amount to be Registered/
Proposed Maximum Offering Price Per Unit/
Title of Each Class of Securities	Proposed Maximum Aggregate Offering Price/
to be Registered	Amount of Registration Fee
Debt Securities
Class A Ordinary Shares
Preference Shares
Ordinary Shares	$0 (1)
Depositary Shares (2)
Warrants
Share Purchase Contracts
Units comprising one or more classes of the above securities (3)

(1)	An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be issued at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units or represented by depositary shares. In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the Registrant is deferring payment of all of the registration fee and will pay the registration fee subsequently in advance or on a pay-as-you-go basis.

(2)	Each depositary share will be issued under a deposit agreement, will represent an interest in a fractional share or multiple shares of preference shares and will be evidenced by a depositary receipt.

(3)	Each unit will be issued under a unit agreement or indenture and will represent an interest in two or more debt securities, warrants or share purchase contracts, which may or may not be separable from one another.

EXPLANATORY NOTE
     This Post-Effective Amendment No. 1 to Registration Statement on Form S-3 (File No. 333-156705) (as amended, this “Registration Statement”) is being filed pursuant to Rule 414 of the Securities Act of 1933, as amended (the “Securities Act”), by Ensco International plc (the “Company”), which is the successor issuer to ENSCO International Incorporated (“Ensco Delaware”), following a merger transaction pursuant to an agreement and plan of merger and reorganization (the “Merger Agreement”) whereby the Company became Ensco Delaware’s ultimate parent company and our place of incorporation was changed from Delaware to the United Kingdom. Pursuant to the Merger Agreement, each issued and outstanding share of the common stock of Ensco Delaware, par value $0.10 per share, was converted into the right to receive one American depositary share (collectively, the “ADSs”), which represents one Class A Ordinary Share of the Company, par value $0.10 per share. The ADSs were registered under the Securities Act pursuant to a registration statement on Form F-6 (File No. 333-162978), which was declared effective by the Securities and Exchange Commission (the “SEC”) on December 1, 2009, and the Class A Ordinary Shares of the Company were registered under the Securities Act pursuant to a registration statement on Form S-4/A (File No. 333-162975) filed by the Company, which was declared effective by the SEC on November 19, 2009. We refer to the transactions effecting these changes collectively as the redomestication.
     Consequently, ADSs representing Class A Ordinary Shares of the Company will henceforth be issuable under this Registration Statement in lieu of the shares of common stock of Ensco Delaware. The Company expressly adopts this Registration Statement as its own registration statement for all purposes under the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The securities registered under the Registration Statement may include newly issued securities.

PROSPECTUS

Ensco International plc

Debt Securities Class A Ordinary Shares Preference Shares Ordinary Shares Depositary Shares Warrants Share Purchase Contracts and Units
     From time to time we, Ensco International plc, may offer to sell debt securities, Class A Ordinary Shares, preference shares, either separately or represented by depositary shares, ordinary shares, warrants and share purchase contracts, as well as units that include any of these securities or securities of other entities. The debt securities, preference shares, warrants and share purchase contracts may be convertible into or exercisable or exchangeable for Class A Ordinary Shares, ordinary shares or preference shares or other securities of our company or debt or equity securities of one or more other entities.
     We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.
     This prospectus describes some of the general terms that may apply to these securities. The specific terms of any securities to be offered will be described in a supplement to this prospectus.
     American depositary shares representing our Class A Ordinary Shares trade on the New York Stock Exchange under the symbol “ESV”.
     Investing in our securities involves risk. You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained herein and in the applicable prospectus supplement and any related free writing prospectus and under similar headings in the other documents incorporated by reference into this prospectus.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 23, 2009.

-i-

ABOUT THIS PROSPECTUS
     This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings.
     This prospectus provides a general description of the securities offered by us. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add to, update or change information contained in this prospectus and, accordingly, to the extent inconsistent, information in this prospectus shall be superseded by the information in the prospectus supplement.
     The prospectus supplement to be attached to the front of this prospectus may describe, as applicable: the terms of the securities offered, the initial public offering price, the price paid for the securities, net proceeds and the other specific terms related to the offering of these securities.
     You should only rely on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized any other person to provide different information. If anyone provides you different or inconsistent information, you should not rely on it. We are not making offers to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the cover of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date.
WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE
     We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may access, read and copy any materials we file with the SEC at the following SEC location:
Public Reference Room
100 F Street, N.E., Room 1580
Washington, D.C. 20549
     You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available to the public over the Internet at the SEC website at http://www.sec.gov. In addition, you may inspect our SEC filings at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.
     The SEC allows us to “incorporate by reference” the information we file with the SEC into this prospectus, which means that we can disclose important information by referring you to those documents. Any information referenced this way is considered to be part of this prospectus, and any information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the following documents filed by ENSCO International Incorporated (“Ensco Delaware”), or by us, as successor issuer to Ensco Delaware, with the SEC:
▪	Ensco Delaware’s annual report on Form 10-K for the year ended December 31, 2008, filed with the SEC on February 26, 2009;

▪	Ensco Delaware’s proxy statement on Schedule 14A, filed with the SEC on April 14, 2009, as supplemented by the additional proxy soliciting material filed with the SEC on April 14, 2009;

▪	Ensco Delaware’s proxy statement relating to a merger or acquisition on Schedule 14A, filed with the SEC on November 20, 2009;

▪	Ensco Delaware’s additional proxy soliciting material relating to a merger or acquisition filed with the SEC on December 16, 2009;

▪	Ensco Delaware’s quarterly report on Form 10-Q for the quarter ended March 31, 2009, filed with the SEC on April 23, 2009;

▪	Ensco Delaware’s quarterly report on Form 10-Q for the quarter ended June 30, 2009, filed with the SEC on July 23, 2009;

▪	Ensco Delaware’s quarterly report on Form 10-Q for the quarter ended September 30, 2009, filed with the SEC on October 22, 2009;

▪
Ensco Delaware’s current reports on Form 8-K (in each case, other than information and exhibits “furnished” to and not “filed” with the SEC in accordance with SEC rules and regulations) filed with the SEC January 13, 2009, January 28, 2009, February 26, 2009, April 23, 2009, June 9, 2009, June 30, 2009, July 16, 2009, July 23, 2009, September 8, 2009, October 14, 2009, October 22, 2009, November 6, 2009, November 9, 2009, December 1, 2009 and December 16, 2009; and

▪
Our current reports on Form 8-K (in each case, other than information and exhibits “furnished” to and not “filed” with the SEC in accordance with SEC rules and regulations) filed with the SEC on December 16, 2009 and December 23, 2009.

     We also incorporate by reference any future filings made with the SEC (other than information furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K, Item 601 of Regulation S-K or as otherwise permitted by the SEC rules) under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, before termination of the offering.
     This prospectus is part of a registration statement we have filed with the SEC relating to the securities. As permitted by SEC rules, this prospectus does not contain all of the information included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You may refer to the registration statement and the exhibits and schedules for more information about us and our securities. The registration statement and exhibits and schedules are also available at the SEC’s Public Reference Room or through its website.
     You may obtain a copy of these filings, at no cost, by writing or calling us at the following address or telephone number:
ENSCO House
Badentoy Avenue
Badentoy Industrial Estate
Aberdeen
AB12 4YB
Scotland
Telephone: +44 (1224) 780 400
Attention: Investor Relations
FORWARD-LOOKING STATEMENTS
     This prospectus contains forward-looking statements that are subject to a number of risks and uncertainties and are based on information as of the date hereof. Forward-looking statements include words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “project,” “could,” “may,” “might,” “should,” “will” and words and phrases of similar import. The forward-looking statements include, but are not limited to, statements about the merger and subsequent reorganization pursuant to which, among other things, Ensco Delaware became our wholly-owned subsidiary (the “reorganization”), and our plans, objectives, expectations and intentions with respect thereto and with respect to future operations, including the benefits and tax savings or impact described in this prospectus that we expect to achieve as a result of the reorganization. Forward-looking statements also include statements regarding future operations, cash generation, the impact of recently contracted premium jackups, contributions from the deepwater expansion program and expense management, industry trends or conditions and the business environment; statements regarding future levels of, or trends in, day rates, utilization, revenues, operating expenses, contract term, contract backlog, capital expenditures, insurance, financing and funding; statements regarding future construction (including construction in progress and completion thereof), enhancement, upgrade or repair of rigs and timing thereof; statements regarding future delivery, mobilization, relocation or other movement of rigs and timing thereof; statements regarding future availability or suitability of rigs and the timing thereof, and statements regarding the likely outcome of litigation, legal proceedings, investigations or insurance or other claims and the timing thereof.
     Forward-looking statements are made pursuant to safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Numerous factors could cause actual results to differ materially from those in the forward-looking statements, including:
▪	changes in foreign or domestic laws, including tax laws, that could effectively reduce or eliminate the benefits we expect to achieve from the reorganization;

▪	negative publicity resulting from the reorganization having an adverse effect on our business,

▪	an inability to realize expected benefits from the reorganization or the occurrence of difficulties in connection with the reorganization,

▪	costs related to the reorganization, which could be greater than expected,

▪	industry conditions and competition, including changes in rig supply and demand or new technology,

▪	risks associated with the global economy and its impact on capital markets and liquidity,

▪	prices of oil and natural gas, and their impact upon future levels of drilling activity and expenditures,

▪	further declines in rig activity, which may cause us to idle or stack additional rigs,

▪	excess rig availability or supply resulting from delivery of new drilling rigs,

▪	heavy concentration of our rig fleet in premium jackups,

▪	cyclical nature of the industry,

▪	worldwide expenditures for oil and natural gas drilling,

▪	the ultimate resolution of the ENSCO 69 situation in general and the potential return of the rig or package policy political risk insurance recovery in particular,

▪	changes in the timing of revenue recognition resulting from the deferral of certain revenues for mobilization of our drilling rigs, time waiting on weather or time in shipyards, which are recognized over the contract term upon commencement of drilling operations,

▪	operational risks, including excessive unplanned downtime and hazards created by severe storms and hurricanes,

▪	risks associated with offshore rig operations or rig relocations in general, and in foreign jurisdictions in particular,

▪	renegotiation, nullification, cancellation or breach of contracts or letters of intent with customers or other parties, including failure to negotiate definitive contracts following announcements or receipt of letters of intent,

▪	inability to collect receivables,

▪	changes in the dates new contracts actually commence,

▪	changes in the dates our rigs will enter a shipyard, be delivered, return to service or enter service,

▪	risks inherent to domestic and foreign shipyard rig construction, repair or enhancement, including risks associated with concentration of our ENSCO 8500 Series® rig construction contracts in a single foreign shipyard, unexpected delays in equipment delivery and engineering or design issues following shipyard delivery,

▪	availability of transport vessels to relocate rigs,

▪	environmental or other liabilities, risks or losses, whether related to hurricane damage, losses or liabilities (including wreckage or debris removal) in the Gulf of Mexico or otherwise, that may arise in the future which are not covered by insurance or indemnity in whole or in part,

▪	limited availability or high cost of insurance coverage for certain perils such as hurricanes in the Gulf of Mexico or associated removal of wreckage or debris,

▪	self-imposed or regulatory limitations on drilling locations in the Gulf of Mexico during hurricane season,

▪	impact of current and future government laws and regulation affecting the oil and gas industry in general and our operations in particular, including taxation, as well as repeal or modification of same,

▪	our ability to attract and retain skilled personnel,

▪	governmental action and political and economic uncertainties, including expropriation, nationalization, confiscation or deprivation of our assets,

▪	terrorism or military action impacting our operations, assets or financial performance,

▪	outcome of litigation, legal proceedings, investigations or insurance or other claims,

▪	adverse changes in foreign currency exchange rates, including their impact on the fair value measurement of our derivative financial instruments,

▪	potential long-lived asset or goodwill impairments, and

▪	potential reduction in fair value of our auction rate securities.
     Moreover, the United States Congress, the United States Internal Revenue Service, the United Kingdom Parliament or H.M. Revenue & Customs may attempt to enact new statutory or regulatory provisions that could adversely affect our status as a non-U.S. corporation or otherwise adversely affect our anticipated global tax position following the reorganization. Retroactive statutory or regulatory actions have occurred in the past, and there can be no assurance that any such provisions, if enacted or promulgated, would not have retroactive application to us, the reorganization or the subsequent actions.
     The factors identified above are believed to be important factors (but not necessarily all of the important factors) that could cause actual results to differ materially from those expressed in any forward-looking statement made by us. Other factors not discussed herein could also have material adverse effects on us. All forward-looking statements included in this prospectus and any accompanying prospectus supplement are expressly qualified in their entirety by the foregoing cautionary statements. We undertake no obligation to update any forward-looking statement (or its associated cautionary language), whether as a result of new information or future events.
RISK FACTORS
     Investing in our securities involves significant risks. Before making an investment decision, you should carefully consider the risks and other information we include or incorporate by reference in this prospectus. In particular, you should consider the risk factors set forth in our most recent Annual Report on Form 10-K filed with the SEC, as those risk factors are amended or supplemented by subsequent Quarterly Reports on Form 10-Q. The risks and uncertainties we have described are not the only ones facing us. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations. Additional risk factors may be included in a prospectus supplement relating to a particular series or offering of securities.
THE COMPANY
     Ensco International plc is an international offshore contract drilling company. As of December 15, 2009, our offshore rig fleet included 42 jackup rigs, 3 ultra-deepwater semisubmersible rigs and 1 barge rig. Additionally, we have 5 ultra-deepwater semisubmersible rigs under construction. As used in this prospectus, unless we state otherwise or the context indicates otherwise, references to “Ensco,” the “Company,” “we,” “us” or “our” refer to Ensco International plc and its subsidiaries.

     We are one of the leading providers of offshore contract drilling services to the international oil and gas industry, and we have assembled one of the largest and most capable offshore drilling rig fleets in the world. Our operations are concentrated in the geographic regions of Asia Pacific (which includes Asia, the Middle East, Australia, and New Zealand), Europe/Africa, and North and South America. We provide drilling services on a “day rate” contract basis. Under day rate contracts, we provide the drilling rig and rig crews and receive a fixed amount per day for drilling the well. Our customers bear substantially all of the ancillary costs of constructing the well and supporting drilling operations, as well as the economic risk relative to the success of the well. In addition, our customers may pay all or a portion of the cost of moving our equipment and personnel to and from the well site. We do not provide “turnkey” or other risk-based drilling services.
     Ensco Delaware was formed as a Texas corporation in 1975, was reincorporated in Delaware in 1987 and, as a result of the reorganization, we, as successor issuer to Ensco Delaware, are a public limited company incorporated under English law. Our principal office is located at ENSCO House, Badentoy Avenue, Badentoy Industrial Estate, Aberdeen, AB12 4YB, Scotland, and our telephone number is +44 (1224) 780 400. Our website is www.enscointernational.com.
USE OF PROCEEDS
     We intend to use the net proceeds from the sales of the securities for general corporate purposes unless otherwise set forth in the applicable prospectus supplement.
RATIO OF EARNINGS TO FIXED CHARGES
     The following table presents our historical ratio of earnings to fixed charges for the nine-month periods ended September 30, 2009 and 2008 and for each of the years in the five-year period ended December 31, 2008:

	Nine months
	ended
	September 30,		Year ended December 31,
	2009	2008	2008	2007	2006	2005	2004
Ratio of earnings to fixed charges:	36.4	49.6	50.2	31.7	24.2	8.9	3.5
     We have calculated the ratio of earnings to fixed charges as follows: Earnings represent income from continuing operations before income taxes plus fixed charges and amortization of capitalized interest, less interest capitalized. Fixed charges include interest expensed, interest capitalized, amortization of capitalized debt issuance costs and other debt related costs, and estimated interest within rental expense.
DESCRIPTION OF DEBT SECURITIES
     In this description, references to “Ensco,” the “company,” “we,” “us” or “our” refer only to Ensco International plc and not to any of our subsidiaries. The debt securities we may offer pursuant to this prospectus will be general unsecured obligations of Ensco International plc and will be senior, senior subordinated or subordinated debt. Our unsecured senior debt securities will be issued under an indenture to be entered into by us and a trustee to be named in a prospectus supplement. The unsecured senior subordinated debt securities will be issued under a separate indenture to be entered into by us and a trustee to be named in a prospectus supplement. The unsecured subordinated debt securities will be issued under a separate indenture to be entered into by us and a trustee to be named in a prospectus supplement.
     A form of senior debt indenture is filed as an exhibit to the registration statement of which this prospectus is a part and is incorporated by reference into this prospectus. Forms of the senior subordinated debt indenture and the subordinated debt indenture are filed as exhibits to the registration statement of which this prospectus is a part and are incorporated by reference into this prospectus. You should refer to the applicable indenture for more specific information.
     The senior debt securities will rank equally with each other and with all of our other unsecured and unsubordinated indebtedness. Our senior debt securities will effectively be subordinated to our secured indebtedness, including amounts we have borrowed under any secured revolving or term credit facility and ship mortgages or bonds, and the liabilities of our subsidiaries. The senior subordinated debt securities will be subordinate and junior in right of payment, as more fully described in an indenture and in any applicable supplement to the indenture, to the senior indebtedness designated in such indenture or supplemental indenture. The subordinated debt securities will be subordinate and junior in right of payment, as more fully described in an indenture and in any applicable supplement to the indenture, to all of our senior and senior subordinated indebtedness.
          We will include the specific terms of each series of the debt securities being offered in a supplement to this prospectus.
DESCRIPTION OF CLASS A ORDINARY SHARES
          For a full description of our Class A Ordinary Shares, par value $0.10 per share (the “Class A Ordinary Shares”) and the American Depositary Shares (the “ADSs”) representing the Class A Ordinary Shares, please see the documents identified in the section “Where You Can Find More Information; Incorporation by Reference” in this prospectus.
DESCRIPTION OF PREFERENCE SHARES
          In this description, references to “Ensco,” the “company,” “we,” “us” or “our” refer only to Ensco International plc and not to any of our subsidiaries. Also, in this section, references to “holders” mean those who own preference shares registered in their own names, on the books that the registrar or we maintain for this purpose, and not those who own beneficial interests in preference shares registered in street name or in shares issued in book-entry form through one or more depositaries.
          The description set forth below is only a summary and is not complete. For more information regarding the preference shares which may be offered by this prospectus, please refer to the applicable prospectus supplement, our articles of association, which is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part, and any certificate of designations establishing a series of preference shares, which will be filed with the SEC as an exhibit to or incorporated by reference in the registration statement at or prior to the time of the issuance of that series of preference shares.
          Our articles of association authorize us to issue shares, including preference shares in one or more series, with the number of shares of each series and the rights, preferences and limitations of each series to be determined by our board of directors. Our board has been authorized to allot and issue up to a nominal amount of US$30,000,000 unclassified shares, which may include preference shares, which would generally be afforded preferences regarding dividends and liquidation rights over Class A Ordinary Shares. Such authority to issue preference shares will continue until December 14, 2014 and thereafter it must be renewed, but we may seek renewal more frequently for additional terms not to exceed five years from the date of any such further authorization.
          We will include the specific terms of each series of the preference shares being offered in a supplement to this prospectus.
DESCRIPTION OF ORDINARY SHARES
          In this description, references to “Ensco,” the “company,” “we,” “us” or “our” refer only to Ensco International plc and not to any of our subsidiaries. Also, in this section, references to “holders” mean those who own ordinary shares of Ensco registered in their own names, on the books that the registrar or we maintain for this purpose, and not those who own beneficial interests in ordinary shares registered in street name or in shares issued in book-entry form through one or more depositaries.
          The description set forth below is only a summary and is not complete. For more information regarding the ordinary shares which may be offered by this prospectus, please refer to the applicable prospectus supplement, our articles of association, which is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part, and any certificate of designations or other instrument establishing a series of ordinary shares, which will be filed with the SEC as an exhibit to or incorporated by reference in the registration statement at or prior to the time of the issuance of that series of ordinary shares.
          Our articles of association authorize us to allot and issue shares in one or more series, and to grant rights to subscribe for or to convert or exchange any security into or for shares of the company or its successors, in one or more series, which we may determine to issue as or with the same rights, preferences and limitations as ordinary shares or otherwise, as determined by our board of directors. Our board has been authorized to issue up to a nominal amount of US$30,000,000 unclassified shares, which may include ordinary or other shares which may rank pari passu or junior to Class A Ordinary Shares in terms of dividends or liquidation rights. We will include the specific terms of each series of the ordinary shares being offered in a supplement to this prospectus.
DESCRIPTION OF DEPOSITARY SHARES
     In this description, references to “Ensco,” the “company,” “we,” “us” or “our” refer only to Ensco International plc and not to any of our subsidiaries. We may, at our option, elect to offer fractional shares of preference shares, rather than full preference. If we exercise this option, we will issue receipts for depositary shares, each of which will represent a fraction of a share of a particular series of preference shares, to be described in an applicable prospectus supplement.
     The preference shares represented by depositary shares will be deposited under a deposit agreement between us and a bank or trust company selected by us and having its principal office in the United States and having a combined capital and surplus of at least $50,000,000. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable preference share or fraction thereof represented by the depositary share, to all of the rights and preferences of the preference share represented thereby, including any dividend, voting, redemption, conversion and liquidation rights. The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement.
     The particular terms of the depositary shares offered by any prospectus supplement will be described in the prospectus supplement, which will also include a discussion of certain United States federal income tax consequences.
     A copy of the form of deposit agreement, including the form of depositary receipt, will be included as an exhibit to the registration statement of which this prospectus is a part.
DESCRIPTION OF WARRANTS
     In this description, references to “Ensco,” the “company,” “we,” “us” or “our” refer only to Ensco International plc and not to any of our subsidiaries. We may issue warrants to purchase Class A Ordinary Shares, preference shares and debt securities. Each warrant will entitle the holder to purchase for cash a number of Class A Ordinary Shares or preference shares or the principal amount of debt securities at the exercise price as will in each case be described in, or can be determined from, the applicable prospectus supplement relating to the offered warrants.
     Warrants may be issued independently or together with any securities and may be attached to or separate from the securities. The warrants will be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent. You should read the particular terms of the warrants, which will be described in more detail in the applicable prospectus supplement. The particular terms of any warrants offered by any prospectus supplement, and the extent to which the general provisions summarized below may apply to the offered securities, will be described in the prospectus supplement.
     The applicable prospectus supplement will describe the terms of warrants we offer, the warrant agreement relating to the warrants and the certificates representing the warrants, including, to the extent applicable:
•	the title of the warrants;

•	the aggregate number of warrants;

•	the price or prices at which the warrants will be issued;

•	the currency or currencies, including composite currencies or currency units, in which the price of the warrants may be payable;

•	the designation, number or aggregate principal amount and terms of the securities purchasable upon exercise of the warrants, and the procedures and conditions relating to the exercise of the warrants;

•	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

•	the designation and terms of any related securities with which the warrants are issued, and the number of the warrants issued with each security;

•	the currency or currencies, including composite currencies or currency units, in which any principal, premium, if any, or interest on the securities purchasable upon exercise of the warrants will be payable;

•	the date, if any, on and after which the warrants and the related securities will be separately transferable;

•	the maximum or minimum number of warrants which may be exercised at any time;

•	any other specific terms of the warrants; and

•	if appropriate, a discussion of material United States federal income tax considerations.
DESCRIPTION OF SHARE PURCHASE CONTRACTS
          In this description, references to “Ensco,” the “company,” “we,” “us” or “our” refer only to Ensco International plc and not to any of our subsidiaries. We may issue share purchase contracts representing contracts obligating holders to purchase from us, and us to sell to the holders, a specified or varying number of our Class A Ordinary Shares, preference shares or depositary shares at a future date or dates. Alternatively, the share purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specified or varying number of Class A Ordinary Shares, preference shares or depositary shares. The price per share of our Class A Ordinary Shares, preference shares or depositary shares and number of shares of our Class A Ordinary Shares may be fixed at the time the share purchase contracts are entered into or may be determined by reference to a specific formula set forth in the share purchase contracts.
          The applicable prospectus supplement will describe the terms of any share purchase contract. The share purchase contracts will be issued pursuant to documents to be issued by us. You should read the particular terms of the documents, which will be described in more detail in the applicable prospectus supplement.
DESCRIPTION OF UNITS
          In this description, references to “Ensco,” the “company,” “we,” “us” or “our” refer only to Ensco International plc and not to any of our subsidiaries. We may issue units of securities consisting of one or more share purchase contracts, warrants, debt securities, Class A Ordinary Shares, preference shares, depositary shares or any combination thereof. The applicable prospectus supplement will describe the terms of any units and the securities comprising the units, including whether and under what circumstances the securities comprising the units may or may not be traded separately. The units will be issued pursuant to documents to be issued by us. You should read the particular terms of the documents, which will be described in more detail in the applicable prospectus supplement.

PLAN OF DISTRIBUTION
     We will set forth in the applicable prospectus supplement a description of the plan of distribution of the securities that may be offered pursuant to this prospectus.
LEGAL MATTERS
     The validity of the securities will be passed upon for us by Baker & McKenzie LLP, London, England and may also be passed upon by Baker & McKenzie LLP, U.S.
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     The consolidated financial statements of Ensco Delaware and subsidiaries as of December 31, 2008 and 2007, and for each of the years in the three-year period ended December 31, 2008, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2008 have been incorporated herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing.
     The audit report covering the December 31, 2008 consolidated financial statements refers to the adoption, effective January 1, 2008, of the provisions of Statement of Financial Accounting Standards No. 157, Fair Value Measurements, as it relates to financial assets and liabilities and the adoption, effective January 1, 2007, of the provisions of Financial Accounting Standards Board Interpretation No. 48, Accounting for Uncertainty in Income Taxes.
     With respect to the unaudited interim financial information for the periods ended September 30, 2009 and 2008, June 30, 2009 and 2008 and March 31, 2009 and 2008, incorporated by reference herein, the independent registered public accounting firm has reported that they applied limited procedures in accordance with professional standards for a review of such information. However, their separate reports included in Ensco Delaware’s quarterly reports on Form 10-Q for the quarters ended September 30, 2009, June 30, 2009 and March 31, 2009, and incorporated by reference herein, state that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. The independent registered public accounting firm is not subject to the liability provisions of Section 11 of the Securities Act for their report on the unaudited interim financial information because that report is not a “report” or a “part” of any registration statement prepared or certified by the independent registered public accounting firm within the meaning of Sections 7 and 11 of the Securities Act.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
ITEM 14. Other Expenses of Issuance and Distribution.
          The following table sets forth the best estimate of the Registrant as to its anticipated expenses and costs (other than underwriting discounts and commissions) expected to be incurred in connection with a distribution of securities registered hereby:

SEC Registration Fee	$		*
Printing and Engraving Expenses		*	*
Legal Fees and Expenses		*	*
Accounting Fees and Expenses		*	*
Blue Sky Fees and Expenses		*	*
Trustees’ Fees and Expenses		*	*
Miscellaneous		*	*

Total	$	*	*

*	To be deferred pursuant to Rule 456(b) and calculated in connection with the offering of securities under this registration statement pursuant to Rule 457(r).

**	These fees are calculated based upon the number of issuances and amount of securities offered and thus cannot be estimated at this time.
ITEM 15. Indemnification of Directors and Officers.
Article 145 of our articles of association (the “Articles”) provides:
145.	INDEMNITY

145.1	To the extent permitted by the Acts and without prejudice to any indemnity to which any person may otherwise be entitled, the Company shall:
(a)	indemnify to any extent any person who is or was a director or officer of the Company, or a director or officer of any associated company, directly or indirectly (including by funding any expenditure incurred or to be incurred by him) against any loss or liability, whether in connection with any negligence, default, breach of duty or breach of trust by him or otherwise, in relation to the Company or any associated company;

(b)	indemnify to any extent any person who is or was a director or officer of an associated company that is a trustee of an occupational pension scheme, directly or indirectly (including by funding any expenditure incurred or to be incurred by him) against any liability incurred by him in connection with the company’s activities as trustee of an occupational pension scheme;

(c)	create a trust fund, grant a security interest and/or use other means (including, without limitation, letters of credit, surety bonds and/or other similar arrangements), as well as enter into contracts providing indemnification to the full extent authorised or permitted by law and including as part thereof provisions with respect to any or all of the foregoing paragraphs of this Article 145.1 to ensure the payment of such amounts as may become necessary to effect indemnification as provided therein, or elsewhere.
145.2	Where a person is indemnified against any liability in accordance with Article 145.1, such indemnity shall extend to all costs, charges, losses, expenses and liabilities incurred by him in relation thereto.
Article 91 of the Articles provides:

91	Insurance

Subject to the provisions of the Acts, the board may exercise all the powers of the Company to purchase and maintain insurance for the benefit of a person who is or was a director, alternate director or officer of the Company or of any associated company against any liability attaching to him in connection with any negligence, default, breach of duty or breach of trust or any other liability which may lawfully be insured against by the Company.
Section 232 of the Companies Act 2006 provides as follows:
232	PROVISIONS PROTECTING DIRECTORS FROM LIABILITY
(1) Any provision that purports to exempt a director of a company (to any extent) from any liability that would otherwise attach to him in connection with any negligence, default, breach of duty or breach of trust in relation to the company is void.

(2) Any provision by which a company directly or indirectly provides an indemnity (to any extent) for a director of the company, or of an associated company, against any liability attaching to him in connection with any negligence, default, breach of duty or breach of trust in relation to the company of which he is a director is void, except as permitted by—
(a) section 233 (provision of insurance),
(b) section 234 (qualifying third party indemnity provision), or
(c) section 235 (qualifying pension scheme indemnity provision).
(3) This section applies to any provision, whether contained in a company’s articles or in any contract with the company or otherwise.

(4) Nothing in this section prevents a company’s articles from making such provision as has previously been lawful for dealing with conflicts of interest.
Section 233 of the Companies Act 2006 provides as follows:
233	PROVISION OF INSURANCE
Section 232(2) (voidness of provisions for indemnifying directors) does not prevent a company from purchasing and maintaining for a director of the company, or of an associated company, insurance against any such liability as is mentioned in that subsection.
Section 234 of the Companies Act 2006 provides as follows:
234	QUALIFYING THIRD PARTY INDEMNITY PROVISION
(1) Section 232(2) (voidness of provisions for indemnifying directors) does not apply to qualifying third party indemnity provision.
(2) Third party indemnity provision means provision for indemnity against liability incurred by the director to a person other than the company or an associated company. Such provision is qualifying third party indemnity provision if the following requirements are met.
(3) The provision must not provide any indemnity against—
(a) any liability of the director to pay—

(i) a fine imposed in criminal proceedings, or
(ii) a sum payable to a regulatory authority by way of a penalty in respect of non-compliance with any requirement of a regulatory nature (however arising); or
(b) any liability incurred by the director—
(i) in defending criminal proceedings in which he is convicted, or
(ii) in defending civil proceedings brought by the company, or an associated company, in which judgment is given against him, or
(iii) in connection with an application for relief (see subsection (6)) in which the court refuses to grant him relief.
(4) The references in subsection (3)(b) to a conviction, judgment or refusal of relief are to the final decision in the proceedings.
(5) For this purpose—
(a) a conviction, judgment or refusal of relief becomes final—
(i) if not appealed against, at the end of the period for bringing an appeal, or
(ii) if appealed against, at the time when the appeal (or any further appeal) is disposed of; and
(b) an appeal is disposed of—
(i) if it is determined and the period for bringing any further appeal has ended, or
(ii) if it is abandoned or otherwise ceases to have effect.
(6) The reference in subsection (3)(b)(iii) to an application for relief is to an application for relief under—section 661(3) or (4) (power of court to grant relief in case of acquisition of shares by innocent nominee), or section 1157 (general power of court to grant relief in case of honest and reasonable conduct).
Section 235 of the Companies Act 2006 provides as follows:
235 QUALIFYING PENSION SCHEME INDEMNITY PROVISION
(1) Section 232(2) (voidness of provisions for indemnifying directors) does not apply to qualifying pension scheme indemnity provision.
(2) Pension scheme indemnity provision means provision indemnifying a director of a company that is a trustee of an occupational pension scheme against liability incurred in connection with the company’s activities as trustee of the scheme.
Such provision is qualifying pension scheme indemnity provision if the following requirements are met.
(3) The provision must not provide any indemnity against—
(a) any liability of the director to pay—
(i) a fine imposed in criminal proceedings, or

(ii) a sum payable to a regulatory authority by way of a penalty in respect of non-compliance with any requirement of a regulatory nature (however arising); or
(b) any liability incurred by the director in defending criminal proceedings in which he is convicted.
(4) The reference in subsection (3)(b) to a conviction is to the final decision in the proceedings.
(5) For this purpose—
(a) a conviction becomes final—
(i) if not appealed against, at the end of the period for bringing an appeal, or
(ii) if appealed against, at the time when the appeal (or any further appeal) is disposed of; and
(b) an appeal is disposed of—
(i) if it is determined and the period for bringing any further appeal has ended, or
(ii) if it is abandoned or otherwise ceases to have effect.
(6) In this section “occupational pension scheme” means an occupational pension scheme as defined in section 150(5) of the Finance Act 2004 (c. 12) that is established under a trust.
Section 239 of the Companies Act 2006 provides as follows:
239 RATIFICATION OF ACTS OF DIRECTORS
(1) This section applies to the ratification by a company of conduct by a director amounting to negligence, default, breach of duty or breach of trust in relation to the company.
(2) The decision of the company to ratify such conduct must be made by resolution of the members of the company.
(3) Where the resolution is proposed as a written resolution neither the director (if a member of the company) nor any member connected with him is an eligible member.
(4) Where the resolution is proposed at a meeting, it is passed only if the necessary majority is obtained disregarding votes in favour of the resolution by the director (if a member of the company) and any member connected with him.
This does not prevent the director or any such member from attending, being counted towards the quorum and taking part in the proceedings at any meeting at which the decision is considered.
(5) For the purposes of this section—
(a) “conduct” includes acts and omissions;
(b) “director” includes a former director;
(c) a shadow director is treated as a director; and
(d) in section 252 (meaning of “connected person”), subsection (3) does not apply (exclusion of person who is himself a director).
(6) Nothing in this section affects—
(a) the validity of a decision taken by unanimous consent of the members of the company, or
(b) any power of the directors to agree not to sue, or to settle or release a claim made by them on behalf of the company.
(7) This section does not affect any other enactment or rule of law imposing additional requirements for valid ratification or any rule of law as to acts that are incapable of being ratified by the company.
Section 1157 of the Companies Act 2006 provides as follows:
1157 POWER OF COURT TO GRANT RELIEF IN CERTAIN CASES
(1) If in proceedings for negligence, default, breach of duty or breach of trust against—
(a) an officer of a company, or
(b) a person employed by a company as auditor (whether he is or is not an officer of the company), it appears to the court hearing the case that the officer or person is or may be liable but that he acted honestly and reasonably, and that having regard to all the circumstances of the case (including those connected with his appointment) he ought fairly to be excused, the court may relieve him, either wholly or in part, from his liability on such terms as it thinks fit.
(2) If any such officer or person has reason to apprehend that a claim will or might be made against him in respect of negligence, default, breach of duty or breach of trust—
(a) he may apply to the court for relief, and
(b) the court has the same power to relieve him as it would have had if it had been a court before which proceedings against him for negligence, default, breach of duty or breach of trust had been brought.
(3) Where a case to which subsection (1) applies is being tried by a judge with a jury, the judge, after hearing the evidence, may, if he is satisfied that the defendant (in Scotland, the defender) ought in pursuance of that subsection to be relieved either in whole or in part from the liability sought to be enforced against him, withdraw the case from the jury and forthwith direct judgment to be entered for the defendant (in Scotland, grant decree of absolvitor) on such terms as to costs (in Scotland, expenses) or otherwise as the judge may think proper.
          Under Section 250 of the Companies Act 2006, a “director” is defined to include “any person occupying the position of director, by whatever name called.” In our case, references in the Companies Act 2006 to a “director” would also include certain officers.
          On December 22, 2009, we and ENSCO International Incorporated (“Ensco Delaware”) entered into deeds of indemnity and indemnification agreements, respectively (collectively, the “indemnity arrangements”), with each of the directors and executive officers that previously served as directors or executive officers of Ensco Delaware and now serve in such capacity for us. The indemnity arrangements generally provide that such persons will be indemnified to the fullest extent permitted by applicable law, including with respect to losses suffered or incurred by them, among others, arising out of or in connection with the person’s appointment as a director or officer or serving in such capacity for us or any other member of the Ensco group, including Ensco Delaware. The indemnity arrangements also provide for advancement of expenses to the directors and officers in connection with legal proceedings under the conditions described therein. The terms of the indemnity arrangements are subject to certain exceptions or exclusions to the extent required by applicable law, including the repayment of advancement of expenses in certain circumstances. Ensco Delaware has also amended its bylaws and Certificate of Incorporation in furtherance of such indemnity arrangements to provide similar indemnification rights to such persons.

          We will maintain directors and officers insurance coverage, which, subject to policy terms and limitations, will include coverage to reimburse the Company for amounts that it may be required or permitted by law to pay our directors or officers.
ITEM 16. Exhibits.

Exhibit
Number	Description

*1.1	Form of Underwriting Agreement.

4.1	Form of Articles of Association of Ensco International plc (incorporated by reference to Exhibit 99.1 to the Current Report on Form 8-K filed by ENSCO International Incorporated on December 16, 2009).

4.2	Deposit Agreement, dated as of September 29, 2009, by and among ENSCO International Limited, Citibank, N.A., as Depositary, and the holders and beneficial owners of American Depositary Shares issued thereunder (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-4 (File No. 333-162975) filed by Ensco International plc (formerly named ENSCO International Limited) on November 9, 2009).

4.3	Form of American Depositary Receipt for American Depositary Shares representing Deposited Class A Ordinary Shares of Ensco International plc (incorporated by reference to the prospectus supplement (File No. 333-162978) filed on December 18, 2009 to the registration statement on Form F-6 (File No. 333-162978) filed by Citibank, N.A. as ADS depositary to Ensco International plc).

4.4	Indenture, dated November 20, 1997, between ENSCO International Incorporated and Bankers Trust Company, as Trustee (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K dated November 24, 1997).

4.5	First Supplemental Indenture, dated November 20, 1997, between the ENSCO International Incorporated and Bankers Trust Company, as trustee, supplementing the Indenture dated as of November 20, 1997 (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K dated November 24, 1997).

4.6	Second Supplemental Indenture dated December 22, 2009, among ENSCO International Incorporated, Ensco International plc and Deutsche Bank Trust Company Americas, as trustee (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K dated December 23, 2009).

4.7	Form of Debenture (incorporated by reference to Exhibit 4.4 to the Company’s Current Report on Form 8-K dated November 24, 1997).

**4.8	Form of Senior Debt Indenture.

*4.9	Form of Senior Debt Securities.

**4.10	Form of Senior Subordinated Debt Indenture.

*4.11	Form of Senior Subordinated Debt Securities.

**4.12	Form of Subordinated Debt Indenture.

*4.13	Form of Subordinated Debt Securities.

*4.14	Form of Certificate of Designations of Preference Shares.

*4.15	Form of Deposit Agreement.

*4.16	Form of Depositary Agreement.

*4.17	Form of Warrant Agreement.

*4.18	Form of Warrant Certificate.

*4.19	Form of Share Purchase Contract.

*4.20	Form of Unit Agreement.

5.1	Legal Opinion of Baker & McKenzie LLP, London.

5.2	Legal Opinion of Baker & McKenzie LLP, U.S.

Exhibit
Number	Description

12.1	Statement regarding computation of ratio of earnings to fixed charges.

15.1	Letter Regarding Unaudited Interim Financial Information.

23.1	Consent of KPMG LLP.

23.2	Consent of Baker & McKenzie LLP, London (included in Exhibit 5.1).

23.3	Consent of Baker & McKenzie LLP, U.S. (included in Exhibit 5.2).

*25.1	Form T-1 Statement of Eligibility under Trust Indenture Act of 1939 of Trustee under Senior Debt Indenture.

*25.2	Form T-1 Statement of Eligibility under Trust Indenture Act of 1939 of Trustee under Senior Subordinated Debt Indenture.

*25.3	Form T-1 Statement of Eligibility under Trust Indenture Act of 1939 of Trustee under Subordinated Debt Indenture.

*	To be filed either by amendment or as an exhibit to a report filed under the Securities Exchange Act of 1934 and incorporated by reference to this registration statement.

**	Filed previously.
ITEM 17. Undertakings.
     The undersigned Registrant hereby undertakes:
     (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
          (1) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
          (2) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
          (3) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that the undertakings set forth in paragraphs (1), (2) and (3) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
     (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (d) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

          (1) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
          (2) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
     (e) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
          (1) Any preliminary prospectus or prospectus of the Registrant relating to the offering required to be filed pursuant to Rule 424;
          (2) Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned Registrant or used or referred to by the undersigned Registrant;
          (3) The portion of any other free writing prospectus relating to the offering containing material information about the Registrant or its securities provided by or on behalf of the Registrant; and
          (4) Any other communication that is an offer in the offering made by the Registrant to the purchaser.
     (f) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (g) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.
     (h) The undersigned Registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.
          (2) For the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (i) The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act of 1939.

SIGNATURES
          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the 23rd day of December, 2009.

ENSCO INTERNATIONAL PLC
By:	/s/ James W. Swent III
James W. Swent III
Senior Vice President — Chief Financial Officer

          Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement on Form S-3 (File No. 333-156705) has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*
David M. Carmichael	Director	December 23, 2009

*
J. Roderick Clark	Director	December 23, 2009

*
C. Christopher Gaut	Director	December 23, 2009

*
Gerald W. Haddock	Director	December 23, 2009

*
Thomas L. Kelly II	Director	December 23, 2009

*
Daniel W. Rabun	Chairman, President and Chief Executive Officer	December 23, 2009

*
Keith O. Rattie	Director	December 23, 2009

*
Rita M. Rodriguez	Director	December 23, 2009

*
Paul E. Rowsey	Director	December 23, 2009

/s/ James W. Swent III James W. Swent III	Senior Vice President — Chief Financial Officer	December 23, 2009

*
David A. Armour	Vice President — Finance	December 23, 2009

Signature	Title	Date

*
Douglas J. Manko	Controller and Assistant Secretary	December 23, 2009

*By:	/s/ James W. Swent III

James W. Swent III, Attorney-in-Fact

INDEX TO EXHIBITS

Exhibit
Number	Description

*1.1	Form of Underwriting Agreement.

4.1	Form of Articles of Association of Ensco International plc (incorporated by reference to Exhibit 99.1 to the Current Report on Form 8-K filed by ENSCO International Limited on December 16, 2009).

4.2	Deposit Agreement, dated as of September 29, 2009, by and among ENSCO International Limited, Citibank, N.A., as Depositary, and the holders and beneficial owners of American Depositary Shares issued thereunder (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-4 (File No. 333-162975) filed by Ensco International plc (formerly named ENSCO International Limited) on November 9, 2009).

4.3	Form of American Depositary Receipt for American Depositary Shares representing Deposited Class A Ordinary Shares of Ensco International plc (incorporated by reference to the prospectus supplement (File No. 333-162978) filed on December 18, 2009 to the registration statement on Form F-6 (File No. 333-162978) filed by Citibank, N.A. as ADS depositary to Ensco International plc).

4.4	Indenture, dated November 20, 1997, between ENSCO International Incorporated and Bankers Trust Company, as Trustee (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K dated November 24, 1997).

4.5	First Supplemental Indenture, dated November 20, 1997, between the ENSCO International Incorporated and Bankers Trust Company, as trustee, supplementing the Indenture dated as of November 20, 1997 (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K dated November 24, 1997).

4.6	Second Supplemental Indenture dated December 22, 2009, among ENSCO International Incorporated, Ensco International plc and Deutsche Bank Trust Company Americas, as trustee (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K dated December 23, 2009).

4.7	Form of Debenture (incorporated by reference to Exhibit 4.4 to the Company’s Current Report on Form 8-K dated November 24, 1997).

**4.8	Form of Senior Debt Indenture.

*4.9	Form of Senior Debt Securities.

**4.10	Form of Senior Subordinated Debt Indenture.

*4.11	Form of Senior Subordinated Debt Securities.

**4.12	Form of Subordinated Debt Indenture.

*4.13	Form of Subordinated Debt Securities.

*4.14	Form of Certificate of Designations of Preference Shares.

*4.15	Form of Deposit Agreement.

*4.16	Form of Depositary Agreement.

*4.17	Form of Warrant Agreement.

*4.18	Form of Warrant Certificate.

*4.19	Form of Share Purchase Contract.

*4.20	Form of Unit Agreement.

5.1	Legal Opinion of Baker & McKenzie LLP, London.

5.2	Legal Opinion of Baker & McKenzie LLP, U.S.

12.1	Statement regarding computation of ratio of earnings to fixed charges.

15.1	Letter Regarding Unaudited Interim Financial Information.

23.1	Consent of KPMG LLP.

II-1

Exhibit
Number	Description

23.2	Consent of Baker & McKenzie LLP, London (included in Exhibit 5.1).

23.3	Consent of Baker & McKenzie LLP, U.S. (included in Exhibit 5.2).

*25.1	Form T-1 Statement of Eligibility under Trust Indenture Act of 1939 of Trustee under Senior Debt Indenture.

*25.2	Form T-1 Statement of Eligibility under Trust Indenture Act of 1939 of Trustee under Senior Subordinated Debt Indenture.

*25.3	Form T-1 Statement of Eligibility under Trust Indenture Act of 1939 of Trustee under Subordinated Debt Indenture.

*	To be filed either by amendment or as an exhibit to a report filed under the Securities Exchange Act of 1934 and incorporated by reference to this registration statement.

**	Filed previously.

II-2